Exhibit 4.1

EXECUTION VERSION

Second SUPPLEMENTAL INDENTURE

Dated as of June 6, 2018

among

THE CHEMOURS COMPANY, as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

and

ELAVON FINANCIAL SERVICES DAC, as Registrar and Transfer Agent

to the Indenture, dated as of May 23, 2017,
relating to Senior Debt Securities

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ARTICLE 4

Additional Covenants
SECTION 4.1 Limitation on Liens.	29
SECTION 4.2 Merger and Consolidation.	30
SECTION 4.3 Guarantees by Domestic Subsidiaries.	31
SECTION 4.4 Reports by the Company.	31
SECTION 4.5 Notice of Default by Company.	32

ARTICLE 5

DEFAULTS AND REMEDIES
SECTION 5.1 Events of Default.	32

ARTICLE 6

CONCERNING THE TRUSTEE
SECTION 6.1 Notice of Default by Trustee.	34

ARTICLE 7

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 7.1 Supplemental Indentures Without Consent of Note Holders.	34
SECTION 7.2 Supplemental Indentures with Consent of Holders.	35

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1 Defeasance and Discharge.	36
SECTION 8.2 Covenant Defeasance.	37

ARTICLE 9

ORIGINAL ISSUE OF NOTES
SECTION 9.1 Original Issue of Notes.	37

ARTICLE 10

MISCELLANEOUS

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SECTION 10.1 No Sinking Fund.	37
SECTION 10.2 Ratification of Indenture.	37
SECTION 10.3 Trustee Not Responsible for Recitals.	38
SECTION 10.4 Governing Law.	38
SECTION 10.5 Separability.	38
SECTION 10.6 Trust Indenture Act Controls.	38
SECTION 10.7 Second Supplemental Indenture Governs.	38
SECTION 10.8 Counterparts.	38

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second Supplemental Indenture

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 6, 2018 (this “Second Supplemental Indenture”), among THE CHEMOURS COMPANY, a Delaware corporation (the “Company”), each of the Subsidiary Guarantors party hereto or that becomes a Subsidiary Guarantor pursuant to the terms of this Second Supplemental Indenture, U.S. Bank National Association, as trustee (the “Trustee”), ELAVON FINANCIAL SERVICES DAC, UK BRANCH, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319 Ireland, acting through its UK Branch (registered number BR009373) from its offices at 5th Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom, as paying agent (the “Paying Agent”), and ELAVON FINANCIAL SERVICES DAC, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319 Ireland, as registrar (the “Registrar”) and transfer agent (the “Transfer Agent” and, together with the Paying Agent and the Registrar, the “Euro Agents”) under an Indenture, dated as of May 23, 2017, between the Company and the Trustee (the “Base Indenture” and, together with the Second Supplemental Indenture, referred to herein as the “Indenture”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given such terms in the Base Indenture.

WHEREAS, the Company desires to establish, under the terms of the Base Indenture, a series of its Securities (such securities being of the type referred to in the Base Indenture and in this Second Supplemental Indenture as the “Securities”) to be known as its 4.000% Senior Notes due 2026 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof, to be set forth as provided in the Base Indenture and in this Second Supplemental Indenture;

WHEREAS, this Second Supplemental Indenture is being entered into pursuant to the provisions of Article 10 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.03 of the Base Indenture, to add the Subsidiary Guarantors as obligors and to issue the Notes in accordance with Section 2.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee and the Euro Agents execute and deliver this Second Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and the Euro Agents and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders (as defined below) thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee and Euro Agents as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definition of Terms.

(a)       Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

(b)       For purposes of this Second Supplemental Indenture, the following terms have the meanings given to them in this Section 1.1(b):

“Applicable Premium” means, as calculated by the Company with respect to any Note on any redemption date, the greater of:

(1)       1.0% of the principal amount of such Note; and

(2)       the excess, if any, of (a) the present value at such redemption date of the redemption price of such Note at May 15, 2021 (such redemption price being set forth in the table appearing in Section 2.6(a)), plus all required interest payments due on such Note through May 15, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note;

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream, Luxembourg that apply to such transfer and exchange;

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value (discounted at the interest rate implicit in the lease involved in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of: (1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and (2) the Attributable Debt determined assuming no such termination;

“Bund Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the most recently issued direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as compiled and published in the most recent financial statistics that have become publicly available at least two business days prior to the redemption date (or, if such financial statistics are no longer published or not available, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2021; provided, however, that if the period from the redemption date to May 15, 2021 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the redemption date to May 15, 2021 is less than a year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use other than operating leases) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 4.1, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. Notwithstanding any changes in GAAP after the Issue Date, any lease of such Person at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Issue Date (whether such lease is entered into before or after the Issue Date) shall not constitute a Capital Lease Obligation of such Person under the Indenture as a result of such changes in GAAP;

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity;

“CFC” means (a) a Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person;

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to the Company or one of its Subsidiaries; (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or (3) the adoption of a plan relating to the liquidation or dissolution of the Company;

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event;

“Code” means the Internal Revenue Code of 1986, as amended;

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Transaction or a receivables facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period);

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received)) pursuant to interest rate Hedging Obligations with respect to Indebtedness but excluding (i) penalties and interest relating to taxes; (ii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees and (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction or receivables facility); plus

(2)       consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)       interest income for such period;

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)       the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(2)       any after-tax effect of income (loss) from abandoned or discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded;

(3)       any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;

(4)       the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or cash equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period (other than any such proceeds that are used to make an Investment by the Company or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a cash dividend or other cash distribution made by such joint venture);

(5)       [Reserved];

(6)       any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(7)       any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, physical assets (including commodities and inventory), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8)       any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of the Company or any of its direct or indirect parent companies or subsidiaries shall be excluded;

(9)       any acquisition, disposition, recapitalization, Investment, asset sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and any charges or non- recurring merger costs incurred during such period as a result of any such transaction including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded;

(10)       all extraordinary, unusual or non-recurring charges, gains and losses (whether cash or non-cash) (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP shall be excluded;

(11)       inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded; and

(12)       the following items shall be excluded:

(a)       any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and

(b)       foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk);

“Consolidated Net Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries as of such date of determination (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination; provided, that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in unrestricted cash and cash equivalents for purposes of this definition) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such determination date for which internal financial statements are available;

In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Consolidated Net Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Secured Leverage Ratio is made, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period;

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Net Secured Leverage Ratio calculation date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period;

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Net Secured Leverage Ratio calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate;

“Consolidated Net Tangible Assets” means, as at any date, the aggregate amount of assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, and excluding assets of any Securitization Special Purpose Entity that is a Restricted Subsidiary) after deducting therefrom (1) (to the extent otherwise included therein) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and all other intangible assets and (2) all current liabilities (excluding current liabilities of any Securitization Special Purpose Entity that is a Restricted Subsidiary), all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet or the notes thereto for which internal financial statements are available of the Company and its Restricted Subsidiaries in accordance with GAAP;

“Coupon Rate” has the meaning set forth in Section 2.5;

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 3, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto, as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder;

“Credit Facilities” means one or more debt facilities (including the Credit Agreement and the Existing Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time;

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default;

“Depositary” means Elavon Financial Services DAC and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of the Indenture;

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations;

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America or any State thereof or the District of Columbia other than a Foreign Subsidiary Holding Company;

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)       increased (without duplication) by the following, in each case (other than clause (g)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)       provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes, and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period; plus

(b)       Consolidated Interest Expense of such Person for such period; plus

(c)       Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)       the amount of any restructuring charges, integration, business optimization and acquisition, investment or disposal-related costs (whether incurred prior to, or after, the consummation of any such acquisition, investment or disposal), retention charges, stock option and any other equity-based compensation expenses deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, investments or disposals before or after the Issue Date and costs related to the closure and/or consolidation of facilities or headcount reductions or other similar actions (including severance charges in respect of employee terminations); plus

(e)       any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f)       income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(g)       the amount of net cost savings and operating expense reductions projected by the Company in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 12 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable and (y) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing “EBITDA” for such period; provided, further, that the adjustments pursuant to this clause (g) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of “Consolidated Net Leverage Ratio”; provided, further, that the aggregate amount of add backs made pursuant to this clause (g) shall not exceed an amount equal to 15% of EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (g)); plus

(h)       [Reserved]; plus

(i)       the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions; plus

(j)       losses to the extent reimbursable by third parties in connection with any acquisition permitted hereunder, as determined in good faith by the Company; and

(2)       decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period;

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock;

“Equity Offering” means any public or private sale of Capital Stock of the Company (excluding Disqualified Stock), other than: (i) public offerings with respect to the Company’s common stock registered on Form S-8; (ii) issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company; and (iii) any offering of common stock issued in connection with a transaction that constitutes a Change of Control;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Existing Notes” means the Company’s (1) 6.625% Senior Notes due 2023, (2) 7.000% Senior Notes due 2025, (3) 6.125% Senior Notes due 2023 and (4) 5.375% Senior Notes due 2027, in each case issued and outstanding on the Issue Date;

“Foreign Subsidiary Holding Company” means any Restricted Subsidiary substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more CFCs;

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

“Global Note” has the meaning set forth in Section 2.3(b);

“Guaranteed Obligations” has the meaning set forth in Section 3.1;

“Hedging Obligations” means obligations under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

“Holder,” “holder,” “note holder” or other similar term means any person in whose name the Notes are registered on the Security Register kept by the Company in accordance with the terms hereof;

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable (other than letters of credit issued in respect of trade payables); (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business); (4) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments; provided that such obligations shall not constitute Indebtedness except to the extent drawn upon or presented and not paid within 10 business days; (5) all guarantees by such Person of obligations of the type referred to in clauses (1) through (4); and (6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;

The amount of Indebtedness of any Person will be deemed to be: (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness; (C) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness; (D) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and (E) otherwise, the outstanding principal amount thereof;

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the notes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property;

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or cash equivalents by the Company or a Restricted Subsidiary in respect of such Investment;

“Interest Payment Date” has the meaning set forth in Section 2.5;

“IRS” means the United States Internal Revenue Service;

“Issue Date” means June 6, 2018;

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, or any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien;

“Material Indebtedness” means Indebtedness (other than the Notes and the Subsidiary Guarantees) of any one or more of the Company and the Subsidiary Guarantors in an aggregate principal amount exceeding $100,000,000;

“Maturity Date” means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon;

“Maturity Repayment Price” means the price, at the Maturity Date, equal to the principal amount of, plus accrued interest on, the Notes;

“Moody’s” means Moody’s Investors Services Inc. and its successors;

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends;

“Permitted Liens” means, with respect to any Person:

(1)       Liens securing Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, purchase, replacement or lease of, or repairs, improvements or additions to, property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) of such Person (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 12 months after the later of such acquisition, completion of construction, purchase, replacement or lease of, repairs, improvement or additions to, such property, plant or equipment subject to the Lien;

(2)       Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(3)       Liens on assets, property or shares of Capital Stock (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

(4)       Liens on assets or property (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) at the time such Person or any of its Subsidiaries acquires the assets or property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

(5)       Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person;

(6)       Liens securing Hedging Obligations;

(7)       Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in Section 4.1(b), or in the foregoing clause (1), (2), (3) or (4); provided, however, that: (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 4.1, or in the foregoing clause (1), (2), (3) or (4) at the time the original Lien became a Permitted Lien, plus accrued interest thereon, and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(8)       Liens incurred to secure cash management services in the ordinary course of business;

(9)       Liens securing the Notes (including any Additional Notes);

(10)       Liens securing Indebtedness under Credit Facilities in an aggregate outstanding principal amount not to exceed the greater of (a) $3.20 billion and (b) such amount as would not cause the Consolidated Net Secured Leverage Ratio to exceed 2.50:1.00;

(11)       Indebtedness incurred by a Securitization Special Purpose Entity pursuant to a Qualified Securitization Transaction that is without recourse to the Company or to any Restricted Subsidiary other than a Securitization Special Purpose Entity (other than Standard Securitization Undertakings) in an aggregate outstanding principal amount not to exceed the greater of  $500 million and 10% of Consolidated Net Tangible Assets; and

(12)       Liens securing Indebtedness of an Unrestricted Subsidiary that becomes a Restricted Subsidiary in accordance with the Indenture; provided that such Subsidiary was an Unrestricted Subsidiary at the time such Indebtedness was originally incurred and such Indebtedness was not incurred in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future);

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be;

“Rating Event” means the rating on the Notes is lowered by either of the Rating Agencies within 60 days from the earlier of  (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies);

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary;

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and its successors;

“Sale/Leaseback Transaction” means an arrangement relating to real or tangible personal property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary sells or otherwise transfers such property to a Person and the Company or a Restricted Subsidiary thereafter rents or leases it for substantially the same purpose or purposes as the property sold or transferred from such Person;

“SEC” means the U.S. Securities and Exchange Commission;

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams transferred in connection with asset securitization transactions by the Company or any Restricted Subsidiary pursuant to documents relating to any Qualified Securitization Transaction, (ii) all rights arising under the documentation governing or related to receivables (including rights in respect of Liens securing such receivables and other credit support in respect of such receivables), any proceeds of such receivables and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, any warranty, indemnity, dilution and other intercompany claim, arising out of the documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving accounts receivable, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii);

“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities and holds no assets other than those incidental to such Qualified Securitization Transaction;

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for the purpose of determining whether an Event of Default has occurred, any group of Subsidiaries that combined would be such a Significant Subsidiary;

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Company or any Restricted Subsidiary (other than a Securitization Special Purpose Entity) that are customary in connection with any Qualified Securitization Transaction;

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred);

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by: (1) such Person; (2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company;

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Second Supplemental Indenture on the Issue Date as a guarantor and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture;

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb);

“Unrestricted Subsidiary” means any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to, and in accordance with (i) the Credit Agreement (as in effect on the Issue Date) or (ii) any amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof that provides the Company with similar rights to designate Subsidiaries as “unrestricted”, in each case, for so long as such Credit Agreement remains in effect and such Subsidiary is so designated thereunder. If there are one or more Unrestricted Subsidiaries under the Indenture and any such Unrestricted Subsidiary ceases to be an “Unrestricted Subsidiary” under any such Credit Agreement (whether by termination of such Credit Agreement, re-designation of such Subsidiary or otherwise), such Subsidiary shall automatically become a Restricted Subsidiary under the Indenture;

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option;

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof; and

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries (or a combination thereof).

(c)       All references in this Second Supplemental Indenture to Section numbers shall be to the Sections of this Second Supplemental Indenture, unless indicated otherwise.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1 Designation and Principal Amount.

(a)       There is hereby authorized and established under the terms of the Indenture a series of the Company’s Securities designated the “4.000% Senior Notes due 2026” initially limited in aggregate principal amount to no more than €450,000,000, which amount shall be as set forth in one or more written orders of the Company for the authentication and delivery of the Notes pursuant to Section 2.06 of the Base Indenture.

(b)       The Company may, from time to time, without notice to or consent of the Holders of the Notes, issue additional Securities having the same interest date, maturity and other terms as the Notes initially issued hereunder. Any such additional Securities, together with the Notes initially issued hereunder, will constitute a single series of Securities under the Indenture; provided that if such additional Securities are not fungible for United States federal income tax purposes, such additional Securities will have a separate Common Code number.

SECTION 2.2 Maturity.

The Maturity Date for the Notes is May 15, 2026.

SECTION 2.3 Form of Notes; Global Form.

(a)       The Notes and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form attached as Exhibit A hereto. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Second Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Base Indenture as supplemented by this Second Supplemental Indenture, or as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(b)       So long as any Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.07 of the Base Indenture, all of the Notes shall be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary and held by the Depositary for, and in respect of interest held through, Euroclear and Clearstream, Luxembourg (each and collectively, the “Global Note”), without coupons. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the Applicable Procedures. Except as otherwise provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

SECTION 2.4 Transfer and Exchange of Global Notes.

(a)       A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(b)       If at any time, (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in certificated form, or (3) there has occurred and is continuing an Event of Default with respect to the Notes, then the Company shall execute, and, subject to Article 2 of the Base Indenture, the Trustee, upon written notice from the Company, shall authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In such event the Company shall execute, and subject to Section 2.07 of the Base Indenture, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, shall authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5 Interest.

(a)       Each Note shall bear interest at the rate of 4.000% per annum (the “Coupon Rate”) from June 6, 2018 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), beginning, on November 15, 2018, to the Person in whose name such Note or any predecessor Note is registered at the close of business on the regular record date for such interest installment, whether or not a business day. The regular record dates shall be the May 1 and November 1 prior to the regular Interest Payment Date.

(b)       The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed, shall be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date shall be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay).

SECTION 2.6 Redemption.

(a)       The Notes are redeemable at the option of the Company, subject to the terms and conditions of Article 3 of the Base Indenture, in whole or in part, at any time and from time to time (x) prior to May 15, 2021, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date or (y) on and after May 15, 2021, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), if redeemed beginning on May 15 of the years indicated below:

Date	Percentage
2021	103.000%
2022	102.000%
2023	101.000%
2024 and thereafter	100.000%

In addition, prior to May 15, 2021, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued by the Company at a redemption price equal to 104.000% of the aggregate principal amount of such Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued under this Second Supplemental Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

In connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, by first class mail to each holder of Notes, or by electronic delivery, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

(b)       Notice of any redemption shall be given at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes shall be selected by the Trustee on a pro rata basis to the extent practicable in accordance with its customary procedures or the Applicable Procedures.

(c)       Prior to giving any notice of redemption in connection with a redemption pursuant to Section 2.6(a) hereof, the Company will deliver to the Trustee an Officer’s Certificate signed by the Chief Financial Officer or a Senior Vice President of the Company stating that the Company is entitled to redeem the Notes and that the conditions precedent to redemption have occurred.

(d)       Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, including any offering or other corporate transaction, and any such redemption or notice may be subject to one or more conditions precedent, including the completion of the related offering or corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that the redemption date may be delayed until such time as any or all of such conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the redemption date, or by the redemption date so delayed.

SECTION 2.7 Offer to Purchase.

(a)       Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes under Section 2.6(a) hereof, each Note holder will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to Section 2.7(b) (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of the holder’s Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)       Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send a notice, by first class mail to each Note holder, or by electronic delivery in the case of a Global Note, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures, prior to the close of business on the third business day prior to the Change of Control Payment Date.

(c)       The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)       If holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 2.7(c), purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(e)       The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.7, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.7 by virtue of its compliance with such securities laws or regulations.

(f)       The provisions of this Section 2.7 relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

(g)       On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (in a minimum principal amount of €100,000 and integral multiples of €1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

SECTION 2.8 Ranking.

The Notes and the Subsidiary Guarantees are unsecured and will rank pari passu in right of payment with all of the existing and future unsecured and unsubordinated obligations of the Company and the Subsidiary Guarantors, as applicable.

SECTION 2.9 Paying Agent; Registrar and Transfer Agent.

The Company hereby appoints Elavon Financial Services DAC to act as the initial Registrar and initial Transfer Agent with respect to the Notes. The Company hereby appoints Elavon Financial Services DAC, UK Branch to act as the initial Paying Agent with respect to the Notes.

SECTION 2.10 Payment of Additional Amounts.

All payments of principal and interest on the Notes by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below), unless the Company is required to withhold or deduct such taxes, assessments or other governmental charge by law or the official interpretation or administration thereof. The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on Notes such additional amounts (the “additional amounts”) as are necessary in order that the net payment by the Company of the principal of and interest on such Notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States, will not be less than the amount provided in such Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights in respect of the Notes), including being or having been a citizen or resident of the United States;

(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the Code or any successor provision; or

(e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(2) to any holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner to submit an applicable IRS Form W-8BEN or Form W-8BEN-E (or appropriate substitute or successor form with any required attachments) to establish the status as a non-United States person as required for purposes of the portfolio interest exemption or IRS Form W-9 to establish the status as a United States person, or comply with other certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by deduction or withholding by the Company or a paying agent from the payment;

(5) to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of Notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

(7) to any tax, assessment or other governmental charge that would not have been imposed or levied but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(8) to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(9) in the case of any combination of items (1) through (8) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided in this Section 2.10, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Section 2.10 and in Section 2.11, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, including in each case, any political subdivision or taxing authority thereof or therein having power to tax, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 2.11 Redemption of Notes for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Company becomes or, based on a written opinion of independent counsel selected by the Company, will become, obligated to pay additional amounts as described in Section 2.10 with respect to the Notes, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice, by first class mail to each holder of Notes, or by electronic delivery, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes to, but excluding, the redemption date.

SECTION 2.12 Euroclear and Clearstream, Luxembourg Procedures Applicable.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, Luxembourg, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in the Global Note that are held by participants through Euroclear or Clearstream, Luxembourg. The Trustee shall have no duty, responsibility, liability or obligation with respect to any such procedures.

SECTION 2.13 Issuance in Euro.

(a)       Initial Holders will be required to pay for the Notes in euro, and principal, including any payments made upon any redemption or repurchase of the Notes, premium, if any, and interest payments in respect of the Notes will be payable in euro.

(b)       Distributions of principal, premium, if any, and interest with respect to the Global Note will be credited in euro to the extent received by Euroclear or Clearstream, Luxembourg from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the Applicable Procedures.

(c)       If the euro is unavailable to the Company on the date that is two business days prior to the relevant payment date as a result of the imposition of exchange controls or other circumstances beyond its control, or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled, until the euro is again available to the Company or so used, to satisfy its payment obligations in respect of the Notes by making such payments in U.S. dollars. The amount payable on any date in euros will be converted by the Company into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. If the U.S. dollar/Euro exchange rate is not published in The Wall Street Journal on the second business day prior to the relevant payment date, the amount payable on any relevant payment date in euros will be converted into U.S. dollars at the Market Exchange Rate (as defined below) on the second business day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. “Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default in respect of the Notes or under the Indenture. Neither the Trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing or otherwise under the Indenture or in connection with any Notes.

ARTICLE 3

SUBSIDIARY GUARANTEES

SECTION 3.1 Subsidiary Guarantee.

(a)       Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee acting in any capacity under the Indenture) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes, on the terms set forth in the Indenture by executing the Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Article 3 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)       Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.

(c)       Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)       Except as expressly set forth in Section 3.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)       Subject to Section 3.2 and 3.3 hereof, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or any of its Subsidiaries or otherwise.

(f)       In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Trustee.

(g)       Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 5.1 hereof and Article 6 of the Base Indenture for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 5.1 hereof and Article 6 of the Base Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 3.1.

(h)       Each Subsidiary Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 3.1.

(i)       Each Subsidiary Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

SECTION 3.2 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that, any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 3.3 Releases.

A Subsidiary Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged, without further action required on the part of the Subsidiary Guarantor, the Trustee or any Holder of Notes, upon:

(a)       (i) the sale or other disposition of such Subsidiary Guarantor (including by way of merger or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, so long as such sale or other disposition does not violate Section 4.2(b); (ii) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under each Credit Facility to which it is a party, other than a release or discharge through payment thereon, and such Subsidiary Guarantor is no longer an obligor under any Credit Facility; or (iii) the Company exercising its legal defeasance option or its covenant defeasance option with respect to the Notes under Section 8.1 or 8.2 or if its obligations under the Indenture with respect to the Notes are discharged in accordance with the terms of the Indenture; and

(b)       such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions provided for in the Indenture relating to such transaction have been complied with.

SECTION 3.4 Successors and Assigns.

This Article 3 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 3.5 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 3 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 3 at law, in equity, by statute or otherwise.

SECTION 3.6 Execution and Delivery of Subsidiary Guarantee.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guarantee pursuant to Section 4.3 to execute a supplemental indenture in substantially the form included in Exhibit B attached hereto, pursuant to which such Person provides the guarantee set forth in this Article 3 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under the Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor. The Company also hereby agrees to cause each such new Subsidiary Guarantor to evidence its guarantee by endorsing a notation of such Subsidiary Guarantee on each Note as provided in this Section 3.6.

SECTION 3.7 Non-Impairment.

The failure to endorse a Subsidiary Guarantee on any Notes shall not affect or impair the validity thereof.

SECTION 3.8 Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the Subsidiary Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 4

Additional Covenants

In addition to the covenants set forth in Articles 4, 5 and 11 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article 4, provided that Sections 11.01 and 5.03(a) of the Base Indenture shall be superseded in their entirety by Sections 4.2 and 4.4 hereof with respect to the Notes.

SECTION 4.1 Limitation on Liens.

(a)       The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (an “Initial Lien”) of any nature whatsoever on any of its properties or assets (whether owned at the Issue Date or thereafter acquired) securing any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Notes (together with, at the option of the Company, any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries ranking equally in right of payment with the Notes) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

(b)       Notwithstanding Section 4.1(a), the Company and its Restricted Subsidiaries may create, assume, incur or guarantee Indebtedness for borrowed money secured by a Lien without equally and ratably securing the Notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness for borrowed money that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of  (a) the aggregate amount of all outstanding Indebtedness for borrowed money secured by Liens other than Permitted Liens, (b) the aggregate amount of all outstanding refinancing Indebtedness incurred pursuant to clause (7) of the definition of Permitted Liens in respect of Indebtedness for borrowed money initially incurred pursuant to this sentence and (c) the aggregate amount of all outstanding Indebtedness for borrowed money incurred pursuant to clause (12) of the definition of Permitted Liens, does not at such time exceed 15% of Consolidated Net Tangible Assets.

(c)       Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.

SECTION 4.2 Merger and Consolidation.

Section 11.01 of the Base Indenture shall be superseded in its entirety by this Section 4.2 with respect to the Notes.

(a)       The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1)       The Company is the surviving Person or the resulting, surviving or transferee Person or lessee (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by an indenture supplemental thereto satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2)       immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)       the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this Section 4.2(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the Indenture. The Company will be relieved of all obligations and covenants under the Notes and the Indenture; provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

(b)       Subject to Section 3.3, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless:

(1)       such Subsidiary Guarantor is the surviving Person or the resulting, surviving or transferee Person or lessee is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the resulting, surviving or transferee Person (if not such Subsidiary) expressly assumes, by a guarantee agreement in the form of a supplemental indenture satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)       immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)       the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement (if any) comply with the Indenture.

SECTION 4.3 Guarantees by Domestic Subsidiaries.

After the date of this Second Supplemental Indenture, the Company will cause each direct and indirect Domestic Subsidiary that (a) incurs or guarantees any Indebtedness under the Credit Agreement, or (b) guarantees other Material Indebtedness, in each case, to become a Subsidiary Guarantor.

SECTION 4.4 Reports by the Company.

Section 5.03(a) of the Base Indenture shall be superseded in its entirety by this Section 4.4 with respect to the Notes.

The Company covenants so long as the Notes are outstanding to file with the Trustee, within 15 days after the Company is required to file the same with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

SECTION 4.5 Notice of Default by Company.

Section 4.07 of the Base Indenture shall be superseded in its entirety by this Section 4.5 with respect to the Notes.

The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within 30 days of its becoming aware of any such Default or Event of Default, and include in such notice any action the Company is taking or proposes to take in respect thereof.

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.1 Events of Default.

Section 6.01 of the Base Indenture shall be superseded in its entirety by this Section 5.1 with respect to the Notes.

In case one or more of the following Events of Default with respect to the Notes have occurred and be continuing:

(1)       a default in the payment of interest on the Notes when due, continued for 30 days;

(2)       a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)         the failure by the Company to comply with its obligations under Section 4.2 of this Second Supplemental Indenture;

(4)        the failure by the Company to comply for 30 days after notice (as described below) with any of its obligations in the covenants described above under Section 2.7 (other than a failure to purchase Notes) or under Section 4.1 of this Second Supplemental Indenture;

(5)        the failure by the Company to comply for 60 days after notice (as described below) with its other agreements contained in the Indenture;

(6)         Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100 million (the “cross acceleration provision”);

(7)       (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Company or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or such Significant Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors (the “bankruptcy default provisions”);

(8)       any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of  $100 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days after such judgment became final and non-appealable and is not paid, discharged, waived or stayed (the “judgment default provision”); or

(9)       any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

then, if an Event of Default (other than an Event of Default specified in Section 5.1(7)) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding, or, if an Event of Default described in Section 5.1(7) shall have occurred and be continuing, unless the principal of all the Notes shall have already become due and payable, the principal of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Note holder, become immediately due and payable, anything in the Indenture or in the Securities contained to the contrary notwithstanding. Notwithstanding anything to the contrary in this Section 5.1, a default under Sections 5.1(4) or (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

ARTICLE 6

CONCERNING THE TRUSTEE

SECTION 6.1 Notice of Default by Trustee.

The first sentence of Section 7.14 of the Base Indenture shall be superseded in its entirety by this Section 6.1 with respect to the Notes.

Within 10 days after the occurrence of any default on a series of Securities hereunder actually known to the Trustee, the Trustee shall transmit to all securityholders of that series, in the manner and to the extent provided in Section 15.04 of the Base Indenture, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security or on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the securityholders; and provided, further, that in the case of any default of the character specified in Sections 5.1(4) or (5) of this Second Supplemental Indenture no such notice to securityholders shall be given until at least 30 days after the occurrence thereof.

ARTICLE 7

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 7.1 Supplemental Indentures Without Consent of Note Holders.

Section 10.01 of the Base Indenture is superseded in its entirety by this Section 7.1 with respect to the Notes.

Without the consent of any Note holders, the Company, the Subsidiary Guarantors and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture with respect to the Notes and the Subsidiary Guarantees (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(1)       to cure any ambiguity, omission, defect or inconsistency;

(2)       to provide for the assumption by a successor corporation, limited liability company, partnership or similar entity, of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes or a Subsidiary Guarantee, as applicable;

(3)       to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)       to add Subsidiary Guarantees with respect to the Notes in accordance with the Indenture or to secure the Notes;

(5)       to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6)       to make any change that does not adversely affect in any material respect the rights of any holder of the Notes as evidenced by an Officer’s Certificate delivered to the Trustee;

(7)       to conform the text of the applicable supplemental indenture or Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of the Notes” section of the prospectus supplement for the Notes, dated May 22, 2018, to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Second Supplemental Indenture, the Indenture, the Notes or such Subsidiary Guarantee; or

(8)       to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes.

The Trustee is hereby authorized to join with the Company and the Subsidiary Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 7.2 Supplemental Indentures with Consent of Holders.

The first paragraph of Section 10.02 of the Base Indenture is superseded in its entirety by this Section 7.2 with respect to the Notes.

With the consent (evidenced as provided in Section 8.01 of the Base Indenture) of the holders of not less than a majority of the aggregate principal amount of the Notes Outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture; provided, however, that no such supplemental indenture shall (1) make any change in the percentage of the principal amount of Notes required for amendments or waivers; (2) reduce the rate of or extend the time for payment of interest on any Note; (3) reduce the principal of or change the Stated Maturity of any Note; (4) reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed; (5) make any Note payable in money other than that stated in the Note; (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; (7) after the time an offer to purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder; or (8) make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes, in each case without the consent of the holders of all Notes then Outstanding affected thereby.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 Defeasance and Discharge.

Section 14.02 of the Base Indenture is superseded in its entirety by this Section 8.1 with respect to the Notes.

Subject to Section 14.05 of the Base Indenture, the Company may cause itself to be discharged from its obligations with respect to the Notes, and each Subsidiary Guarantor will be discharged from its obligations under the Subsidiary Guarantee, on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Second Supplemental Indenture and the Base Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of Outstanding Notes to receive, solely from the trust fund described in Section 14.04 of the Base Indenture and as more fully set forth in such Section, payments of the principal of and any premium and interest on the Notes when such payments are due, (B) the Company’s (and the Subsidiary Guarantors’, if any) obligations with respect to the Notes under Sections 2.07, 2.08, 2.09, 4.02 and 4.03 of the Base Indenture and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee under the Base Indenture and this Second Supplemental Indenture and (D) Article 14 of the Base Indenture. Subject to compliance with Article 14 of the Base Indenture, defeasance with respect to the Notes by the Company and the Subsidiary Guarantors is permitted under Section 14.02 of the Base Indenture notwithstanding the prior exercise of its rights under Section 14.03 of the Base Indenture with respect to the Notes. Following a defeasance, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 8.2 Covenant Defeasance.

Section 14.03 of the Base Indenture is superseded in its entirety by this Section 8.2 with respect to, and solely for the benefit of the holders of, the Notes.

The Company may cause itself to be released from its obligations, and each Subsidiary Guarantor will be discharged from its obligations under the Subsidiary Guarantee, under Sections 2.7, 4.1, 4.3, 4.4, 5.1(6) (the cross acceleration provision), 5.1(7) (solely with respect to the Significant Subsidiaries) (the bankruptcy default provision) and 5.1(8) (the judgment default provision) with respect to the Notes on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability, and each Subsidiary Guarantor shall have no liability with respect to the Subsidiary Guarantee, in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Second Supplemental Indenture, the Base Indenture and the Notes shall be unaffected thereby.

ARTICLE 9

ORIGINAL ISSUE OF NOTES

SECTION 9.1 Original Issue of Notes.

Notes in the aggregate principal amount of up to €450,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Authorized Officer, as defined in the Indenture, without any further action by the Company.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1 No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

SECTION 10.2 Ratification of Indenture.

The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 10.3 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 10.4 Governing Law.

This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.5 Separability.

In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.6 Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

SECTION 10.7 Second Supplemental Indenture Governs.

This Second Supplemental Indenture is supplemental to the Base Indenture, and this Second Supplemental Indenture and the Base Indenture shall hereafter be read together with respect to the Notes. If any term or provision contained in this Second Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this Second Supplemental Indenture shall govern with respect to the Notes.

SECTION 10.8 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

THE CHEMOURS COMPANY, as Issuer

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stephanie Roche
Name: Stephanie Roche
Title: Vice President

THE CHEMOURS COMPANY FC, LLC CHEMFIRST INC.
FIRST CHEMICAL CORPORATION
FIRST CHEMICAL HOLDINGS, LLC
FIRST CHEMICAL TEXAS, L.P.
FT CHEMICAL, INC., as Subsidiary Guarantors

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

[Signature Page to the Second Supplemental Indenture]

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

By:	/s/ Nicola Elrin
	Name:	Nicola Elrin
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Registrar

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

By:	/s/ Nicola Elrin
	Name:	Nicola Elrin
	Title:	Authorised Signatory

ELAVON FINANCIAL SERVICES DAC, as Transfer Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorised Signatory

By:	/s/ Nicola Elrin
	Name:	Nicola Elrin
	Title:	Authorised Signatory

[Signature Page to the Second Supplemental Indenture]

Exhibit A

Form of Registered Global Note

REGISTERED GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE. EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of Elavon Financial Services DAC, to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of USB Nominees (UK) Limited or such other name as requested by an authorized representative of Elavon Financial Services DAC, and unless any payment is made to USB Nominees (UK) Limited, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.

REGISTERED	€450,000,000

NUMBER R-1	Common Code No. 182760072
ISIN No. XS1827600724

THE CHEMOURS COMPANY

4.000% SENIOR NOTE DUE 2026

THE CHEMOURS COMPANY, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to USB Nominees (UK) Limited or its registered assigns, the principal sum of €450,000,000 on May 15, 2026 (except to the extent redeemed or repaid prior to that date). The Company shall pay interest on such principal amount at the rate of 4.000% per annum, until payment of such principal amount has been made or duly provided for, semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”). Interest shall be payable on each Interest Payment Date, commencing on November 15, 2018, and at the stated maturity or earlier redemption or repayment (the “Maturity Date”). If the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Note, from June 6, 2018 (the “Original Issue Date”).

A-1

Interest on this Note shall accrue from the Original Issue Date until the principal amount is paid or duly provided for. Interest (including payments for partial periods) shall be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date or the Maturity Date shall include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day (as defined below), principal of or interest payable with respect to the Maturity Date or such Interest Payment Date shall be paid on the succeeding Business Day, and no additional interest shall accrue as a result of that postponement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the regular record date for such Interest Payment Date, whether or not a Business Day. The regular record date shall be the close of business on May 1 and November 1 preceding an Interest Payment Date. “Business Day” means any weekday that is not a legal holiday in New York, New York or Wilmington, Delaware and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated as provided in the Indenture. However, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date shall be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Paying Agent, at Elavon Financial Services DAC, UK Branch, 5th Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

References herein to “Euros” or “€” are to the coin or currency of the European Union as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee (as described on the reverse hereof) or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

THE CHEMOURS COMPANY

[SEAL]	By:
Name: Mark E. Newman
ATTEST:		Title: Senior Vice President and Chief Financial Officer

By:
Name: David C. Shelton
Title: Senior Vice President, General
Counsel and Corporate Secretary

A-3

(CERTIFICATE OF AUTHENTICATION)

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 6, 2018

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Authenticating Agent

By:
Authorised Signatory

By:
Authorised Signatory

A-4

(REVERSE OF NOTE)

THE CHEMOURS COMPANY

4.000% SENIOR NOTE DUE 2026

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the “Notes”) issued and to be issued under an Indenture, dated as of May 23, 2017 (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture, dated as of June 6, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Note and the Subsidiary Guarantee set forth below and that are not defined herein shall have the meanings assigned to those terms in the Indenture. The series of which this Note is a part also is designated as the Company’s 4.000% Senior Notes due 2026 (herein called the “Notes”), initially in the principal amount of €450,000,000. Elavon Financial Services DAC initially shall act as Security Registrar and Transfer Agent and Elavon Financial Services DAC, UK Branch initially shall act as Paying Agent in connection with the Notes.

SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

SECTION 3. Redemption and Repayment. The Company may, at its option, and subject to the terms and conditions of Article 3 of the Base Indenture and Sections 2.6 and 2.11 of the Second Supplemental Indenture, redeem this Note, in whole at any time or in part from time to time. Upon the occurrence of a Change in Control Repurchase Event, Section 2.7 of the Second Supplemental Indenture shall apply to the extent applicable.

SECTION 4. Defeasance. The provisions of Article 8 of the Second Supplemental Indenture and Article 14 of the Base Indenture apply to this Note.

SECTION 5. Events of Default. If an Event of Default (as defined in the Second Supplemental Indenture) shall occur with respect to this Note, the principal of all the Notes may be declared due and payable, or may become automatically due and payable without any action by the holder of this Note or the Trustee, in each case in the manner and with the effect provided in the Indenture.

SECTION 6. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of this Note under the Indenture at any time by the Company with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then Outstanding and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the holders of all such Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

A-5

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

SECTION 8. Authorized Denominations. The Notes are issuable only as registered Notes without coupons in the minimum denominations of One Hundred Thousand Euros (€100,000) and any whole multiples of One Thousand Euros (€1,000) in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Euroclear or Clearstream, Luxembourg shall evidence ownership of the Notes, with transfers of ownership effected on the records of Euroclear or Clearstream, Luxembourg and its participants pursuant to the Applicable Procedures. The Company shall recognize USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC , while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices, and voting. Transfer of the principal, premium (if any), and interest to beneficial owners of the Notes by participants of Euroclear or Clearstream, Luxembourg shall be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed shall be determined by Euroclear or Clearstream, Luxembourg pursuant to the Applicable Procedures. The Company shall not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by Euroclear or Clearstream, Luxembourg, its participants, or persons acting through such participants.

A-6

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Paying Agent, and any agent of the Company may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Paying Agent, nor any such agent of the Company shall be affected by notice to the contrary.

SECTION 10. Authentication Date. The Notes of this Series shall be dated the date of their authentication.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-7

Subsidiary Guarantee

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 23, 2017 (the “Base Indenture”), between The Chemours Company, as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of June 6, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes, on the terms set forth in the Second Supplemental Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Subsidiary Guarantee and Article 3 of the Second Supplemental Indenture notwithstanding any extension or renewal of any Guaranteed Obligation. The indebtedness represented by this Subsidiary Guarantee is unsecured and ranks pari passu in right of payment with all of the existing and future unsecured unsubordinated indebtedness of the Subsidiary Guarantors. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 3 of the Second Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. This Subsidiary Guarantee is subject to release as and to the extent set forth in Sections 3.3, 8.1, and 8.2 of the Second Supplemental Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. This Subsidiary Guarantee will be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[Signature page follows]

A-8

IN WITNESS WHEREOF, each undersigned Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed on the date of the Note upon which this Subsidiary Guarantee is endorsed.

THE CHEMOURS COMPANY, as Issuer

By:
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

THE CHEMOURS COMPANY FC, LLC CHEMFIRST INC.
FIRST CHEMICAL CORPORATION
FIRST CHEMICAL HOLDINGS, LLC
FIRST CHEMICAL TEXAS, L.P.
FT CHEMICAL, INC., as Subsidiary Guarantors

By:
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

A-9

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		as Custodian for		.
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other
Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

Exhibit B

Form of Supplemental Indenture to be Delivered by Additional Subsidiary Guarantors

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ] among [ ] (the “Subsidiary Guarantor”), a [ ] and a [direct][indirect] subsidiary of The Chemours Company (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of May 23, 2017, and a Second Supplemental Indenture, dated as of June 6, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the 4.000% Senior Notes due 2026 (the “Notes”);

WHEREAS, Section 4.3 of the Second Supplemental Indenture provides that under certain circumstances the Company will cause the Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Subsidiary Guarantor will Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 3 of the Second Supplemental Indenture; and

WHEREAS, pursuant to Section 7.1(4) of the Second Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

For and in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes (including the Guaranteed Obligations) on the terms and subject to the conditions set forth in Article 3 of the Second Supplemental Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED UNDER THE LAWS OF SUCH STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE CHEMOURS COMPANY

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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